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                                                                   EXHIBIT 23.4
CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts", and to the use of our report dated April 19, 1996 (except Note 13, as to which the date is October 1, 1996), with respect to the financial statements of Netlink, Inc., included in Post-Effective Amendment No. 1 to the Registration Statement (Form S-4 No. 333-14951) and related Prospectus of Cabletron Systems, Inc. for the registration of 4,517,950 shares of its common stock.

                                          /s/ Ernst & Young
                                          Ernst & Young LLP

Raleigh, North Carolina
November 5, 1996